UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

Diebold Nixdorf, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Orchard Avenue NE North Canton, OH	44720-2556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2024, Diebold Nixdorf, Incorporated (the “Company”) agreed to an offer letter (the “Offer Letter”) with Thomas S. Timko, pursuant to which Mr. Timko has agreed to serve as Executive Vice President and Chief Financial Officer of the Company. Mr. Timko is expected to assume this role as of May 17, 2024 (the “Effective Date”) and will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Timko, age 55, previously served as Vice President, Chief Accounting Officer and Controller of General Electric Company (“GE”), a multinational conglomerate, since September 2018. Prior to joining GE, Mr. Timko served as Vice President, Chief Accounting Officer and Controller of General Motors Company (“GM”), a multinational automotive manufacturing company, from 2013 to 2018. Prior to joining GM, Mr. Timko served as Vice President and Chief Accounting Officer of Applied Materials, Inc., a provider of manufacturing equipment, services and software to the semiconductor, display and related industries, and Chief Accounting Officer and Controller of Delphi Corporation, an automotive technologies and electronics supplier.

Pursuant to the Offer Letter and in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company, Mr. Timko will receive an initial base salary of $685,000 and will be eligible for annual incentive awards and long-term incentive plan awards. For 2024, the Board of Directors of the Company (the “Board”) set Mr. Timko’s initial annual cash incentive award target at 120% of his base annual salary. Any payout under this incentive award will be determined by the Board based on the achievement of certain performance goals. In addition, Mr. Timko will be eligible to participate in the Company’s long-term incentive program. For 2024, Mr. Timko will be issued awards under the Company’s long-term incentive plan having an aggregate grant date fair value of $2,055,000, comprised equally in value of restricted stock units and performance-based cash awards. The restricted stock units will vest in equal installments over a period of three years from the grant date and the performance-based cash awards will vest on the third anniversary of the grant date, subject to the achievement of performance criteria as established by the People and Compensation Committee of the Board (the “Committee”). Future long-term grants may be awarded in accordance with the Company’s existing programs and practices. Mr. Timko also received a one-time signing bonus in the amount of $600,000, which is payable in equal installments upon his hire and in January 2025. Each installment is subject to repayment in the event Mr. Timko voluntarily resigns or is dismissed for cause within twelve months of the respective date of payment.

In connection with the Offer Letter, the Committee approved and authorized the grant of (i) 93,916 stock options to purchase the Company’s common stock, $0.01 par value per share (“Common Stock”) and (ii) 18,783 restricted stock units representing the contingent right to receive Common Stock to Mr. Timko under the Diebold Nixdorf, Incorporated 2023 Equity and Incentive Plan, as amended (the “2023 Plan”), to be granted as of the Effective Date. The terms and conditions of the stock options and restricted stock units are (i) in all respects in accordance with the provisions of the 2023 Plan and (ii) consistent, in all material respects, with the specific terms and conditions approved by the Committee for the grants of stock options and restricted stock units made on January 19, 2024 to other members of the Company’s management team in respect of their service to the Company following the Company’s emergence from restructuring proceedings, as such terms and conditions are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2024.

Mr. Timko will also be eligible to participate as a Grade 85 executive in the Company’s Senior Leadership Severance Plan, as amended and restated effective November 7, 2018 and filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 (the “SLSP”), which makes severance benefits available to participating executives who are involuntarily terminated without “cause” or who resign from employment due to “good reason” (each as defined in the SLSP), in each case, separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations.

Mr. Timko is also eligible to participate in the Company’s Change in Control program and accordingly entered into a change in control agreement with the Company that is consistent with the Company’s existing program. The change in control agreement will provide Mr. Timko with benefits if he is terminated without cause or resigns for good reason within three years following a change in control, generally consisting of a lump sum payment equal to two times his base salary and target cash bonus and two years of continued participation in the Company’s health and welfare benefit plans, among other payments and benefits.

There are no arrangements or undertakings between Mr. Timko and any other persons pursuant to which he was selected to serve as the Company’s Executive Vice President and Chief Financial Officer, nor are there any family relationships between Mr. Timko and any of the Company’s directors or executive officers. There are no related-party transactions between the Company and Mr. Timko that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Timko will succeed James Barna as Executive Vice President and Chief Financial Officer as of the Effective Date. Mr. Barna is expected to remain with the Company after the Effective Date as Executive Vice President, Transformation to assist in an orderly transition and lead certain global transformation initiatives. In connection with the transition, the Company and Mr. Barna agreed that any subsequent departure of Mr. Barna from the Company will constitute a “Qualifying Termination” under the SLSP.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the SLSP is qualified in its entirety by reference to the full text of the SLSP and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter between Diebold Nixdorf, Incorporated and Thomas S. Timko

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated

Date: April 25, 2024	By:	/s/ Elizabeth C. Radigan
Elizabeth C. Radigan
Executive Vice President, Chief Legal Officer and Corporate Secretary